                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



REGISTRANT:       Name:                              ProxyMed, Inc.
                  State of Incorporation:            Florida

                  Name:                              Key Communications Service, Inc.
                  State of Incorporation:            Indiana

                  Name:                              MedUnite, Inc.
                  State of Incorporation:            Delaware

                  Name:                              WPJ, Inc. d/b/a Integrated Medical Systems
                  State of Incorporation:            California

